                                                                     EXHIBIT 3.3


                            T.K.G. ACQUISITION CORP.

                         Incorporated Under the Laws of

                             the State of Delaware


                                    BY-LAWS
                                    -------



                                   ARTICLE I
                                    OFFICES
                                    -------

          The registered office of the Corporation in Delaware shall be at 1209 Orange Street in the City of Wilmington, County of New Castle, and The Corporation Trust Company will be the resident agent of the Corporation in charge thereof. The Corporation may also have such other offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.


                                   ARTICLE II
                                  STOCKHOLDERS
                                  ------------

          Section 1.  Annual Meeting.  The annual meeting of stockholders for
                      --------------
the election of directors and the transaction of any other business will be held on such day in March, in such city and state and at such time and place as may be designated by the Board of Directors and set forth in the notice of such meeting. At the annual meeting any business may be transacted and any corporate action may be taken, whether stated in the notice of meeting or not, except as otherwise expressly provided by statute or the Certificate of Incorporation.

          Section 2.  Special Meetings.  Special meetings of the stockholders
                      ----------------
for any purpose may be called at any time by the Board of Directors, or by the President, and will be called by the President at the request of the holders of a majority of the outstanding shares of capital stock entitled to vote. Special meetings shall be held at such place or places within or without the State of Delaware as shall from time to time be designated by the Board of Directors and stated in the notice of such meeting. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

          Section 3.  Notice of Meetings.  Written notice of the time and place
                      ------------------
of any stockholders' meeting, whether annual or special, will be given to each stockholder entitled to vote at that meeting, by personal delivery or by mailing the same to him or her at his or her address as the same appears upon the records of the Corporation at least ten days but not more than sixty days before the day of the meeting. Notice of any adjourned meeting need not be given except by announcement at the meeting so adjourned, unless otherwise ordered in connection with such adjournment. Further notice, if any, will be given as may be required by law.

          Section 4.  Quorum.  Any number of stockholders, together holding at
                      ------
least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, who will be present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws.

          Section 5.  Adjournment of Meetings.  If less than a quorum is in
                      -----------------------
attendance at the time for which a meeting is called, the meeting may adjourn by a majority vote of the stockholders present or represented by proxy and entitled to vote at the meeting, without notice other than announcement at such meeting, until a quorum is in attendance. Any meeting at which a quorum is present may also be adjourned in like manner and for the amount of time as may be determined by a majority vote of the stockholders present or represented by proxy and entitled to vote. At any adjourned meeting at which a quorum is present, any business may be transacted and any corporate action may be taken which might have been transacted at the meeting as originally called.

          Section 6.  Voting List.  The Secretary will prepare and make, at
                      -----------
least ten days before every election of directors, a complete list of the stockholders entitled to vote, arranged in alphabetical order and showing the address of each stockholder and the number of shares of each stockholder. The list will be open at either (i) a place within the city where the meeting is to be held, which place shall be specified in the notice of such meeting, or (ii) if not so specified, at the place the meeting is to be held, for said ten days, as well as at the time and place of such meeting, and will be subject to the inspection of any stockholder.

          Section 7.  Voting.  Each stockholder entitled to vote at any meeting
                      ------
may vote either in person or by proxy, but no proxy shall be voted on or after three years from its date, unless the proxy provides for a longer period. Each stockholder entitled to vote will at every meeting of the stockholders be entitled to one vote for each share of stock registered in his or her name on the record of stockholders. At all meetings of stockholders, all matters, except as otherwise provided by statute, will be determined by the affirmative vote of the majority of shares present in person or by proxy and entitled to vote on the subject matter. Voting at meetings of stockholders need not be by written ballot.

          Section 8.  Record Date of Stockholders.  The Board of Directors is
                      ---------------------------
authorized to fix in advance a date not exceeding sixty days nor less than ten days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock will go into effect, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any meeting of stockholders, and any adjournment of a meeting of stockholders, or entitled to receive payment of any dividend, or to any allotment of rights, or to exercise the rights in respect of any change, conversion or exchange of capital stock, or to give consent. Only the stockholders that are stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, the meeting of stockholders, and any adjournment of the meeting, or to receive payment of the dividend, or to receive the allotment of rights, or to exercise the rights, or to give the consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation, after the record date fixed in accordance with this Section 8.

          Section 9.  Action Without Meeting.  Any action required or permitted
                      ----------------------
to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken (i) is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted and (ii) is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent will be given to those stockholders who have not consented in writing.

          Section 10.  Conduct of Meetings.  The Chairman of the Board of
                       -------------------
Directors, or in his absence the President or any Vice President designated by the Chairman of the Board, shall preside at all regular or special meetings of stockholders. To the maximum extent permitted by law, the presiding person will have the power to set procedural rules, including but not limited to rules respecting the time allotted to stockholders to speak, governing all aspects of the conduct of the meetings. The Secretary of the Corporation will act as secretary of each meeting. In the absence of the Secretary, the chairman of the

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meeting will appoint any person to act as secretary of the meeting.


                                  ARTICLE III
                                   DIRECTORS
                                   ---------

          Section 1.  Number and Qualifications.  The Board of Directors will
                      -------------------------
consist initially of two directors, and thereafter will consist of the number as may be fixed from time to time by resolution of the Board. The directors need not be stockholders.

          Section 2.  Election of Directors.  The directors will be elected by
                      ---------------------
the stockholders at the annual meeting of stockholders.

          Section 3.  Duration of Office.  The directors chosen at any annual
                      ------------------
meeting will, except as otherwise provided in these By-Laws, hold office until the next annual election and until their successors are elected and qualify.

          Section 4.  Removal and Resignation of Directors.  Any director may be
                      ------------------------------------
removed from the Board of Directors, with or without cause, by the holders of a majority of the shares of capital stock entitled to vote, either by written consent or consents or at any special meeting of the stockholders called for that purpose, and the office of a removed director will immediately become vacant.

          Any director may resign at any time. Such resignation will take effect at the time specified in the resignation, and if no time is specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation will not be necessary to make it effective, unless so specified in the resignation.

          Section 5.  Filling of Vacancies.  Any vacancy among the directors,
                      --------------------
occurring from any cause whatsoever, may be filled by a majority of the remaining directors, though less than a quorum, provided however, that the
                                                -------- -------
stockholders removing any director may at the same meeting fill the vacancy caused by the removal, and provided further, that if the directors fail to fill
                           -------- -------
any vacancy, the stockholders may at any special meeting called for that purpose fill the vacancy. In case of any increase in the number of directors, the additional directors may be elected by the directors in office before the increase.

          Any person elected to fill a vacancy will hold office, subject to the right of removal as provided in these By-Laws, until the next annual election and until his successor is elected and qualified.

          Section 6.  Regular Meetings.  The Board of Directors will hold an
                      ----------------
annual meeting for the purpose of organization

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and the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum of directors is present. Other regular meetings may be held at any time as may be determined from time to time by resolution of the Board of Directors.

          Section 7.  Special Meetings.  Special meetings of the Board of
                      ----------------
Directors may be called by the Chairman of the Board of Directors or by the President.

          Section 8.  Notice and Place of Meetings.  Meetings of the Board of
                      ----------------------------
Directors may be held at the principal office of the Corporation, or at any other place as is stated in the notice of such meeting. Notice of any special meeting, and except as the Board of Directors may otherwise determine by resolution, notice of any regular meeting, will be mailed to each director addressed to him or her at his residence or usual place of business at least two days before the day on which the meeting is to be held, or if sent to him or her at such place by telegraph, cable or facsimile, or delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. No notice of the annual meeting of the Board of Directors will be required if it is held immediately after the annual meeting of the stockholders and if a quorum is present.

          Section 9.  Business Transacted at Meetings, etc.  Any business may be
                      -------------------------------------
transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum is present, whether the business or proposed action is stated in the notice of that meeting or not, unless special notice of such business or proposed action is required by statute.

          Section 10.  Quorum.  A majority of the Board of Directors at any time
                       ------
in office will constitute a quorum. At any meeting at which a quorum is present, the vote of a majority of the members present will be the act of the Board of Directors unless the act of a greater number is specifically required by law or by the Certificate of Incorporation or these By-Laws. The members of the Board will act only as the Board and the individual members of the Board will not have any powers in their individual capacities.

          Section 11.  Compensation.  The directors will not receive any stated
                       ------------
salary for their services as directors, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

          Section 12.  Action Without a Meeting.  Any action required or
                       ------------------------
permitted to be taken at any meeting of the Board of Directors, or of any committee of the Board of Directors, may be taken without a meeting if all members of the Board or committee, as the case may be, consent to the action in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

          Section 13.  Meetings Through Use of Communications Equipment.
                       ------------------------------------------------
Members of the Board of Directors, or any committee designated by the Board of Directors, will, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, have the power to participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and this participation will constitute presence in person at the meeting.


                                   ARTICLE IV
                                   COMMITTEES
                                   ----------

          Section 1.  Executive Committee.  The Board of Directors may, by
                      -------------------
resolution passed by a majority of the entire Board, designate two or more of their number to constitute an Executive Committee to hold office at the pleasure of the Board, which Committee will, during the intervals between meetings of the Board of Directors, have and exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation, subject only to restrictions or limitations as the Board of Directors may from time to time specify, or as limited by the Delaware Corporation Law, and will have power to authorize the seal of the Corporation to be affixed to all papers that may require it.

          Any member of the Executive Committee may be removed at any time, with or without cause, by a resolution of a majority of the entire Board of Directors.

          Any person ceasing to be a director shall ipso facto cease to be a
                                                    ---- -----
member of the Executive Committee.

          Any vacancy in the Executive Committee occurring from any cause whatsoever may be filled from among the directors by a resolution of a majority of the entire Board of Directors.

          Section 2.  Other Committees.  Other committees, whose members need
                      ----------------
not be directors, may be appointed by the Board of Directors or the Executive Committee, which committees shall hold office for an amount of time and have powers and perform duties as may from time to time be assigned to them by the Board of Directors or the Executive Committee.

          Any member of these committees may be removed at any time, with or without cause, by the Board of Directors or the Executive Committee. Any vacancy in a committee occurring from any cause whatsoever may be filled by the Board of Directors or the Executive Committee.

          Section 3.  Resignation.  Any member of a committee may resign at any
                      -----------
time. This resignation will be made in writing and will take effect at the time specified in the resignation, or, if no time is specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation will not be necessary to make it effective unless so specified in the resignation.

          Section 4.  Quorum.  A majority of the members of a committee shall
                      ------
constitute a quorum. The act of a majority of the members of a committee present at any meeting at which a quorum is present will be the act of the committee. The members of a committee will act only as a committee, and the individual members of the committee will not have any powers in their individual capacities.

          Section 5.  Record of Proceedings, etc.  Each committee will keep a
                      ---------------------------
record of its acts and proceedings, and will report the same to the Board of Directors when and as required by the Board of Directors.

          Section 6.  Organization, Meetings, Notices, etc.  A committee may
                      -------------------------------------
hold its meetings at the principal office of the Corporation, or at any other place that a majority of the committee may at any time agree upon. Each committee may make rules as it deems expedient for the regulation and carrying on of its meetings and proceedings. Unless otherwise ordered by the Executive Committee, any notice of a meeting of a committee may be given by the Secretary of the Corporation or by the chairman of the committee and will be sufficient if mailed to each member at his residence or usual place of business at least two days before the day on which the meeting is to be held, or if sent to him or her at that place by telegraph, cable or facsimile, or delivered personally or by telephone not later than 24 hours before the time at which the meeting is to be held.

          Section 7.  Compensation.  The members of any committee will be
                      ------------
entitled to such compensation as may be allowed them by resolution of the Board of Directors.


                                   ARTICLE V
                                   OFFICERS
                                   --------

          Section 1.  Number.  The officers of the Corporation shall be a
                      ------
Chairman of the Board, a Vice Chairman of the Board, a President, a Managing Director for European Operations, such number of Vice Presidents (including Executive and Senior Vice Presidents) as may from time to time be elected by the Board, a Controller, a Treasurer, one or more Assistant Treasurers, a Secretary, one or more Assistant Secretaries, and such other officers as the Board may from time to time determine. Such other officers shall be elected or appointed in such manner, have such duties and hold their offices for such terms as may be determined by the Board of Directors.

          Section 2.  Election, Term of Office and Qualifications.  The officers
                      -------------------------------------------
of the Corporation shall be elected annually by the Board of Directors and, except in the case of officers appointed in accordance with the provisions of
Section 1 of this Article, each shall hold office until the next annual election of officers and until his successor shall have been duly chosen and shall qualify or until his earlier death, resignation or removal in the manner hereinafter provided.

          Section 3.  Other Officers.  Other officers, including one or more
                      --------------
additional vice presidents, assistant secretaries or assistant treasurers, may from time to time be appointed by the Board of Directors, which other officers shall have powers and perform duties as may be assigned to them by the Board of Directors or the officer or committee appointing them.

          Section 4.  Removal of Officers.  Any officer of the Corporation may
                      -------------------
be removed from office, with or without cause, by a vote of a majority of the Board of Directors.

          Section 5.  Resignation.  Any officer of the Corporation may resign at
                      -----------
any time. This resignation shall be in writing and take effect at the time specified in the resignation, or if no time is specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified in the resignation.

          Section 6.  Filling of Vacancies.  A vacancy in any office will be
                      --------------------
filled by the Board of Directors or by the authority appointing the predecessor in such office.

          Section 7.  Compensation.  The compensation of the officers will be
                      ------------
fixed by the Board of Directors, or by any committee upon whom power in that regard may be conferred by the Board of Directors.

          Section 8.  Chairman of the Board.  The Chairman of the Board shall
                      ---------------------
preside at all meetings of the stockholders and Board of Directors. He shall be ex-officio a member and chairman of all standing committees. He shall be the medium of communication to the Board and to the standing committees of all matters presented for their consideration, and have general charge of the affairs of the Corporation.

          Section 9.  Vice Chairman of the Board.  In the absence of the
                      --------------------------
Chairman of the Board, the Vice Chairman of the Board shall preside at meetings of the stockholders and the Board of Directors. He shall advise and counsel with the President and the Chairman of the Board and shall perform such other duties as may be requested by the Board of Directors, or as shall be jointly determined by the Chairman of the Board or the President and himself.

          Section 10.  President.  The President shall have, subject to the
                       ---------
direction and control of the Chairman of the Board, the Vice Chairman, and the Board, immediate supervision and control of the Corporation's business. He may sign, with any other proper officer of the Corporation thereunto authorized, certificates for stock of the Corporation. Subject to the Board, the Chairman of the Board and the Vice Chairman, he shall have and perform such other powers and duties as from time to time may be assigned or delegated to him by the Board, the Chairman of the Board or the Vice Chairman.

          Section 11.  Managing Director for European Operations.  The Managing
                       -----------------------------------------
Director for European Operations, subject to the direction and control of the Board, the Chairman of the Board, the Vice Chairman of the Board and the President, shall have general charge of the European operations of the Corporation. Subject to the Board, the Chairman of the Board, the Vice Chairman of the Board and the President, he shall have and perform such powers and duties as from time to time may be assigned or delegated to him by the Board, the Chairman of the Board, the Vice Chairman of the Board or the President.

          Section 12.  Vice Presidents.  At the request of the President, or in
                       ---------------
his absence or inability to act, the Vice President or, if there be more than one, the Vice President designated by the Board, shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions placed upon the President. Each Vice President shall perform such duties as from time to time may be assigned to him by the Chairman of the Board, the Vice Chairman, the President or the Board. Except where by law the signature of the President is required, each of the Vice Presidents shall possess the same power as the President to sign all certificates, contracts, obligations and other instruments of the Corporation.

          Section 13.  Controller.  The Controller shall have general charge of
                       ----------
the Accounting Department of the Corporation. He shall prescribe and supervise a system of accounting and internal auditing that shall be adopted and followed by the Corporation. He, or some other person or persons designated by name, in writing, by him, shall prepare and certify all vouchers and payrolls. The Controller shall, except as otherwise provided in this Section 9 or in Section 10 of this Article IV, sign all checks before they are presented to the Treasurer. The Controller may designate by name, in writing, one or more other persons, each of whom may sign checks for him and on his behalf. The Controller shall at the close of each month present for the information of the Board of Directors a complete statement of the

Corporation's financial affairs and of its operations for the preceding month and for the months elapsed from the commencement of the fiscal year. He shall also present a full statement of the properties owned and controlled by the Corporation, under appropriate headings as the Board of Directors may at any time require. He shall carefully preserve and keep in his custody in the office of the Corporation all contracts, leases, assignments and other valuable instruments of writing. He shall be charged with the duty of verification of all property of the Corporation and of its proprietary companies and the supervision of taking of all inventories.

          Section 14.  Treasurer.  The Treasurer shall have charge of all monies
                       ---------
and securities belonging to the Corporation. He shall deposit all monies received by him in the name and to the credit of the Corporation, in such bank or other place or places of deposit as the Board of Directors shall from time to time designate; and for that purpose shall have power to endorse for collection or payment all checks or other negotiable paper drawn payable to his order or to the order of the Corporation. He shall disburse the monies of the Corporation as directed by the Board, by checks which shall bear his signature as Treasurer, or that of an Assistant Treasurer, and also the signature of the Controller or some other person designated by name, in writing, by the Controller. The Treasurer may designate by name, in writing, one or more other persons, each of whom may sign checks for him and on his behalf. The Board of Directors may authorize the establishment of dividend, disbursing, petty cash and payroll accounts in such banks or other place or places of deposit as the Board of Directors may from time to time designate, and monies of the Corporation may be deposited in such accounts by checks signed as above provided in this Section
10. The Treasurer may designate by name, in writing, one or more persons each of whom may sign checks on any one or more of such accounts for him or on his behalf and, notwithstanding the foregoing provisions of Section 9 and of this
Section 10, funds in any such account may be withdrawn or disbursed by checks bearing the single signature of a person so designated, or bearing the Treasurer's facsimile signature by a check-signing machine if authorized by the Treasurer in writing. The Treasurer shall execute a bond (in the penalty fixed by the Board, with such surety as the Board may approve) conditioned for the delivery to the President, or according to the order of the Board, in case of his decease, resignation or discharge, of all monies, bonds, evidences of debts, vouchers, accounts, books, writings and papers, and securities of any kind belonging to the Corporation received by him or in his possession, charge or custody, and for the faithful performance of all the duties of his office.

          Section 15.  Secretary.  The Secretary, if present, shall act as
                       ---------
secretary at all meetings of the Board and of the stockholders and keep the minutes thereof in a book or books to be provided for that purpose; shall see that all notices required to be given by the Corporation are duly given and served; shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed on all certificates of stock of the Corporation and to all documents the execution of which on behalf of the Corporation under its seal shall be duly authorized in accordance with the provisions of these By-laws; shall have charge of the stock records of the Corporation; may sign, with any other proper officer of the Corporation thereunto authorized, certificates for stock of the Corporation; and in general, shall perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or the Board.

          Section 16.  Assistant Controller, Assistant Secretary and Assistant
                       -------------------------------------------------------
Treasurer.  In the event of the absence or inability to serve of the Controller,
---------
an assistant controller shall perform all the duties of the Controller; in the event of the absence or inability to serve of the Secretary, an assistant secretary shall perform all the duties of the Secretary, and in the event of the absence or inability to serve of the Treasurer, an assistant treasurer shall perform all the duties of the Treasurer.


                                   ARTICLE VI
                                 CAPITAL STOCK
                                 -------------

          Section 1.  Issue of Certificates of Stock.  Certificates of capital
                      ------------------------------
stock will be in the form approved by the Board of Directors. The certificates will be numbered in the order of their issue and will be signed by the Chairman of the Board of Directors, the President or one of the Vice Presidents, and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and the seal of the Corporation or a facsimile of the seal will be impressed or affixed or reproduced on the certificates, provided, however, that where the certificates are signed by a transfer agent or an assistant transfer agent or by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of the Chairman of the Board of Directors, President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any certificate or certificates ceases to be an officer of the Corporation, whether because of death, resignation or otherwise, before that certificate or certificates are delivered by the Corporation, that certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed that certificate or certificates, or whose facsimile signature or signatures is used thereon have not ceased to be an officer or officers of the Corporation.

          Section 2.  Registration and Transfer of Shares.  The name of each
                      -----------------------------------
person owning a share of the capital stock of the

Corporation will be entered on the books of the Corporation together with the number of shares held by him or her, the numbers of the certificates covering the shares and the dates of issue of the certificates. The shares of stock of the Corporation will be transferable on the books of the Corporation by the holders of the shares in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. A record will be made of each transfer.

          The Board of Directors may make other rules and regulations concerning the transfer and registration of certificates for stock and may appoint a transfer agent or registrar or both and may require all certificates of stock to bear the signature of either or both.

          Section 3.  Lost, Destroyed and Mutilated Certificates.  The holder of
                      ------------------------------------------
any stock of the Corporation will immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates. The Corporation may issue a new certificate of stock in the place of any certificate previously issued by it and alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of the new certificate and against all other liability in the premises, or may remit the owner to any remedy or remedies he or she may have under the laws of the State of Delaware.


                                  ARTICLE VII
                            DIVIDENDS, SURPLUS, ETC.
                            ------------------------

          Section 1.  General Discretion of Directors.  The Board of Directors
                      -------------------------------
will have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether any part of the surplus or net profits of the Corporation will be declared as dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS
                            ------------------------

          Section 1.  Fiscal Year.  The fiscal year of the Corporation will
                      -----------
commence on the first day of January and end on the last day of December.

          Section 2.  Corporate Seal.  The corporate seal will be in the form
                      --------------
approved by the Board of Directors and may be altered at their pleasure. The corporate seal may be used by causing it or a facsimile of the seal to be impressed or affixed or reproduced or otherwise.

          Section 3.  Notices.  Except as otherwise expressly provided, any
                      -------
notice required to be given by these By-Laws will be sufficient if given by depositing the same in a post office or letter box in a sealed postpaid wrapper addressed to the person entitled to the notice at his address, as the same appears upon the books of the Corporation, or by telegraphing or cabling the same to that person at that address, or by facsimile transmission to a number designated upon the books of the Corporation, if any; and the notice will be deemed to be given at the time it is mailed, telegraphed or cabled, or sent by facsimile.

          Section 4.  Waiver of Notice.  Any stockholder or director may at any
                      ----------------
time, by writing or by telegraph, cable or facsimile transmission, waive any notice required to be given under these By-Laws, and if any stockholder or director is present at any meeting his presence will constitute a waiver of notice.

          Section 5.  Checks, Drafts, etc.  All checks, drafts or other orders
                      --------------------
for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, will be signed by an officer or officers, agent or agents of the Corporation, and in such manner, as will from time to time be designated by resolution of the Board of Directors.

          Section 6.  Deposits.  All funds of the Corporation will be deposited
                      --------
from time to time to the credit of the Corporation in a bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of the deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by agents of the Corporation as the Board of Directors or the President may authorize for that purpose.

          Section 7.  Voting Stock of Other Corporations.  Except as otherwise
                      ----------------------------------
ordered by the Board of Directors or the Executive Committee, the President or the Treasurer has full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation of which the Corporation is a stockholder, and to execute a proxy to any other person to represent the Corporation at any meeting, and at any meeting of the stockholders of any corporation of which the Corporation is a stockholder. The President or the Treasurer or the holder of any proxy, as the case may be, will possess and may exercise any and all rights and powers incident to ownership of the stock which the Corporation might have possessed and exercised if present. The Board of Directors or the Executive Committee may from time to time confer like powers upon any other person or persons.

          Section 8.  Indemnification of Officers and Directors.  The
                      -----------------------------------------
Corporation will indemnify any and all of its directors and officers, including former directors and officers, including those serving as an officer or director of any corporation at the request of this Corporation, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.


                                   ARTICLE IX
                                   AMENDMENTS
                                   ----------

          The Board of Directors will have the power to make, rescind, alter, amend and repeal these By-Laws, provided, however, that the stockholders will have power to rescind, alter, amend or repeal any by-laws made by the Board of Directors, and to enact by-laws that will not be rescinded, altered, amended or repealed by the Board of Directors. Notice of the proposal to make, amend or repeal any provision of these By-Laws will be included in the notice of any meeting of the stockholders or the Board of Directors at which the action is to be considered. No change of the time or place for the annual meeting of the stockholders for the election of directors will be made except in accordance with the laws of the State of Delaware.

Dated: February 28, 1996